UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2026

INTERACTIVE STRENGTH INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41610	82-1432916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1005 Congress Avenue, Suite 925
Austin, Texas		78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 512 885-0035

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	TRNR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 28, 2026, Interactive Strength Inc. (the "Company") held a special meeting of stockholders (the “Special Meeting”) at 10:00 a.m. Central Time, in person at 1005 Congress Avenue, Suite 925, Austin, TX 78701, to vote on the proposals identified in the Company’s definitive proxy statement relating to the Special Meeting. As of August 13, 2026, the record date of the Special Meeting (the “Record Date”), there were a total of 1,619,702 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) outstanding and entitled to vote at the Special Meeting. At the Special Meeting, 1,063,035 shares of Common Stock were represented in person or by proxy, constituting a quorum.

At the Special Meeting, the Company’s stockholders were asked to consider and vote upon the following proposals:

Proposal One: Existing Preferred Stock Issuance Proposal

To approve, for purposes of Rules 5635(a), 5635(b), 5635(c), and 5635(d) of The Nasdaq Stock Market LLC (“Nasdaq”), the potential issuance of 20% or more of the outstanding shares of Common Stock upon the conversion or exchange of the Company’s Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock (Series D1, D2, and D3), and Series E Preferred Stock (the “Existing Preferred Stock Issuance Proposal”).

The Existing Preferred Stock Issuance Proposal was approved by the Company’s stockholders. The voting results were as follows:

Votes For	Votes Against	Votes Abstained/Withheld	Broker Non-Votes
1,052,221	10,732	82	0

Proposal Two: STEPR Series F Issuance Proposal

To approve, for purposes of Rules 5635(a), 5635(b), 5635(c), and 5635(d) of Nasdaq, the potential issuance of 20% or more of the outstanding shares of Common Stock, upon the conversion or exchange of the Company’s Series F Preferred Stock (consisting of Series F-1, Series F-2, and Series F-3 Non-Voting Convertible Preferred Stock) to be issued to the shareholders of STEPR, Inc. pursuant to the Stock Purchase Agreement, dated July 7, 2026 (the “STEPR Series F Issuance Proposal”).

The STEPR Series F Issuance Proposal was approved by the Company’s stockholders. The voting results were as follows:

Votes For	Votes Against	Votes Abstained/Withheld	Broker Non-Votes
1,051,636	11,317	82	0

Proposal Three: Convertible Note Issuance Proposal

To approve, for purposes of Rules 5635(a), 5635(b), and 5635(d) of Nasdaq, the potential issuance of 20% or more of the outstanding shares of Common Stock, upon the conversion or exchange of outstanding promissory notes (the “Convertible Note Issuance Proposal”).

The Convertible Note Issuance Proposal was approved by the Company’s stockholders. The voting results were as follows:

Votes For	Votes Against	Votes Abstained/Withheld	Broker Non-Votes
1,051,743	11,210	82	0

Proposal Four: Warrants Issuance Proposal

To approve, for purposes of Rules 5635(b) and 5635(d) of Nasdaq, the potential issuance of 20% or more of the outstanding shares of Common Stock, upon the conversion or exchange of outstanding warrants (the “Warrants Issuance Proposal”).

The Warrants Issuance Proposal was approved by the Company’s stockholders. The voting results were as follows:

Votes For	Votes Against	Votes Abstained/Withheld	Broker Non-Votes
1,051,743	11,210	82	0

Proposal Five: 2023 Plan Amendment Proposal

To approve an amendment to the Company’s 2023 Stock Incentive Plan to (i) add 5,000,000 shares to the plan and (ii) add an automatic share increase provision equal to 10% of the shares of Common Stock issued pursuant to conversions of the Series F Preferred Stock (the “2023 Plan Amendment Proposal”).

The 2023 Plan Amendment Proposal was approved by the Company’s stockholders. The voting results were as follows:

Votes For	Votes Against	Votes Abstained/Withheld	Broker Non-Votes
1,034,830	16,023	12,182	0

Proposal Six: Reverse Stock Split Proposal

To grant discretionary authority to the Company’s Board of Directors to amend the Certificate of Incorporation to effect one or more consolidations of the issued and outstanding shares of Common Stock, pursuant to which the shares of Common Stock would be combined and reclassified into one share of Common Stock at a ratio within the range from 1-for-4 up to 1-for-100 (each, a “Reverse Stock Split”), provided that, (X) the Company shall not effect Reverse Stock Splits that, in the aggregate, exceed 1-for-100, and (Y) any Reverse Stock Split is completed no later than the first anniversary of the Record Date (the “Reverse Stock Split Proposal”).

The Reverse Stock Split Proposal was approved by the Company’s stockholders. The voting results were as follows:

Votes For	Votes Against	Votes Abstained/Withheld	Broker Non-Votes
1,051,143	11,769	123	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interactive Strength Inc.

Date:	September 1, 2026	By:	/s/ Caleb Morgret
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)